Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Strengthens Board of Directors with Addition of Heather D. Rider

Goleta, California, August 7, 2014 —Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, announced today that Heather D. Rider has been elected to its Board of Directors, effective immediately. In addition, Ms. Rider was appointed to the Board’s Compensation, Nominating and Governance Committee replacing Benjamin Anderson-Ray who has joined the Board’s Audit Committee, effective immediately. She will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2015. Ms. Rider fills the vacancy created by the resignation of Charles Larsen. Mr. Larsen has served as a member of Inogen’s Board since 2006.

Ms. Rider’s experience spans 25 years as a leader in global human resources for diverse segments of the healthcare industry. Her career includes executive level positions with innovative medical device companies such as Alphatec Spine, a developer of vertically integrated quality products for spine surgeons and Intuitive Surgical, the global leader in the field of robotic-assisted minimally invasive surgery. She also served as the global senior vice president for other leading healthcare organizations, including Sunrise Medical and Biosense Webster, a member of the J & J family of companies. Most recently, Ms. Rider was vice president of global human resources for Cymer, Inc., the leader in developing light sources used by chipmakers worldwide to pattern advanced semiconductor chips.

“Effectively scaling our organization is a key component on Inogen’s critical path. We are privileged to have someone with Heather’s deep healthcare background, as well as extensive organizational development and human resources skills, join us at this stage of our growth,” said Raymond Huggenberger, Inogen CEO. “Her expertise will be a significant asset as we build our organization to capitalize on the opportunity with the Inogen One family of products and Inogen At Home™ product. We look forward to Heather’s guidance and leadership as a member of our Board.”

“I am delighted to be working with Inogen’s talented and inspired executive team and board of directors,” said Ms. Rider. “They have demonstrated a keen ability to develop and deliver superior oxygen therapy solutions. I am truly impressed with what they have accomplished and look forward to contributing to the next phase of organizational development as we continue to seek ways to expand the business and increase value for our shareholders.”

Ms. Rider earned an M.B.A. from Pepperdine University and a B.A. in Psychology from Claremont McKenna College.

Added Huggenberger, “I would like to thank Charlie for his extensive contributions to Inogen over the past 8 years. He was an integral member of our team as we successfully grew the company, built out our product line, and completed our initial public offering.” Mr. Larsen is a co-founder of Accuitive Medical Ventures, a venture capital firm, where he has served as a managing director since 2003. Mr. Larsen also serves as vice chairman of The Innovation Factory, a medical device venture that he co-founded in 1999.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements concerning or implying Inogen’s future financial performance, trends and opportunities affecting Inogen, and the ability of management personnel and our board of directors to contribute to the growth of our business. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates in connection with the implementation of the competitive bidding process under Medicare; the possible loss of key employees, customers, or suppliers; and intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business and operating results are contained in Inogen’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Relations Contact:

ir@inogen.net

805-562-0500 ext 7

Media Contact:

Byron Myers

805-562-0503